             As Filed with the Securities and Exchange Commission on May 4, 2001

================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549
                                  ___________
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933
                                  __________

                        AMERISOURCE HEALTH CORPORATION
              (Exact name of registrant as specified in charter)

                 Delaware                                 23-2546940
       (State or other jurisdiction         (I.R.S. Employer Identification No.)
     of incorporation or organization)

                         1300 Morris Drive, Suite 100
                            Chesterbrook, PA 19087
                   (Address of principal executive offices)



             AMERISOURCE HEALTH CORPORATION 2001 STOCK OPTION PLAN

 AMERISOURCE HEALTH CORPORATION 2001 NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

                           (Full title of the plan)

                          William D. Sprague, Esquire
                        AmeriSource Health Corporation
                         1300 Morris Drive, Suite 100
                            Chesterbrook, PA 19087
                    (Name and address of agent for service)

                                (610) 727-7000
         (Telephone number, including area code, of agent for service)
                                  __________

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================================
Title of securities to be            Amount to be       Proposed maximum offering     Proposed maximum aggregate   Amount of
registered                           registered (1)     price per Share               offering price               registration fee
------------------------------------------------------------------------------------------------------------------------------------
  Class A Common Stock, par value            56,000              $   50.30(2)                 $  2,816,800            $   704.20
          $.01 per share
------------------------------------------------------------------------------------------------------------------------------------
                                          3,369,000              $  52.29 (3)                 $176,165,010            $44,041.25
------------------------------------------------------------------------------------------------------------------------------------
              Total                       3,425,000                                           $178,981,810            $44,745.45
====================================================================================================================================

(1) 3,200,000 shares are being registered in connection with the AmeriSource Health Corporation 2001 Stock Option Plan. and 225,000 shares are being registered in connection with the AmeriSource Health Corporation 2001 Non-Employee Directors Stock Option Plan. Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments.

(2) Estimated pursuant to paragraph (h) of Rule 457 under the Securities Act of 1933 solely for the purpose of calculating the registration fee based on the option exercise price with respect to options granted to purchase 56,000 shares of Class A Common Stock.

(3) Estimated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933 solely for the purposes of calculating the registration fee, based upon the average of the high and low sales prices of shares of Class A Common Stock on May 2, 2001, as reported on the New York Stock Exchange.

                                    PART I


             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

             The information required by Part I of Form S-8 is included in documents to be given to the recipient of the securities registered hereby in accordance with Rule 428(b)(1) under the Securities Act of 1933, as amended.

                                    PART II


             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      Incorporation of Documents by Reference.

             The following documents, as filed with the Securities and Exchange Commission (the "Commission") by AmeriSource Health Corporation (the "Registrant" or "Company"), are incorporated by reference in this Form S-8 Registration Statement (the "Registration Statement") and made a part hereof:

             (a) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000 (the "Form 10-K") as filed with the Commission.

             (b) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2000.

             (c) The Company's Current Report on Form 8-K for March 19, 2001.

             (d) The Company Current Report on Form 8-K for March 27, 2001.

             (e) The description of the Company's Class A Common Stock contained in the Company's registration statement on Form 8-A filed with the Commission on April 4, 1995 under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

             All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

               Not Applicable

Item 5.  Interests of Named Experts and Counsel

               Not Applicable

Item 6.  Indemnification of Directors and Officers

               The Registrant's Certificate of Incorporation, as amended (the "Charter") provides that directors of the Registrant shall be entitled to all limitations on the liability of directors available under the Delaware General Corporation Law (the "DGCL"). Further, the Charter provides that a director shall not be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders,
(ii) for acts or omissions by the director not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) acts described under Section 174 of the DGCL relating to the declaration of dividends and purchase or redemption of shares in violation of the DGCL or (iv) for any transaction from which a director derived an improper personal benefit. In addition, Section 145 of the DGCL and Article IV of the Registrant's Bylaws under certain circumstances, provide for the indemnification of the Registrant's officers and directors against liabilities which they may incur in such capacities.

               In general, any officer or director of the Registrant shall be indemnified by the Registrant against expenses including attorneys' fees, judgments, fines and settlements actually and reasonably incurred by that person in connection with a legal proceeding as a result of such relationship, whether or not the indemnified liability arises from an action by or in the right of the Registrant, if the officer or director acted in good faith, and in the manner believed to be in or not opposed to the Registrant's best interest, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Such indemnity is limited to the extent that (i) such person is not otherwise indemnified and (ii) such indemnifications not prohibited by the DCCL or any other applicable law.

               Any indemnification under the previous paragraph (unless ordered by a court) shall be made by the Registrant only as authorized in the specific case upon the determination that indemnification of the director or officer is proper in the circumstances because that person has met the applicable standard of conduct set forth above. Such determination shall be made (i) by the board of directors by a majority vote of a quorum of disinterested directors who are not parties to such action or (ii) if such quorum is not obtainable or, even if obtainable, a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion. To the extent that a director or officer of the Registrant shall be successful in prosecuting an indemnity claim, the reasonable expenses of any such person and the fees and expenses of any special legal counsel engaged to determine the possibility of indemnification shall be borne by the Registrant.

          Expenses incurred by a director or officer of the Registrant in defending a civil or criminal action, suit or proceeding shall be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that person is not entitled to be indemnified by the Registrant as authorized by the Bylaws.

          The indemnification and advancement of expenses provided by, or granted pursuant to Article IV of the Bylaws is not deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled, both as to action in that person's official capacity and as to action in another capacity while holding such office.

          The board of directors has the power to authorize the Registrant to purchase and maintain insurance on behalf of the Registrant and others to the extent that power to do so has not been prohibited by the DGCL, create any fund to secure any of its indemnification obligations and give other indemnification to the extent permitted by law. The obligations of the Registrant to indemnify a director or officer under Article IV of the Bylaws is a contract between the Registrant and such director or officer and no modification or repeal of the Bylaws shall detrimentally affect such officer or director with regard to that person's acts or omissions prior to such amendment or repeal.

          The Registrant has also purchased insurance for its directors and officers for certain losses arising from claims or charges made against them in their capacities as directors and officers of the Registrant.

Item 7. Exemption from Registration Claimed

          Not Applicable

Item 8. Exhibits

          The following exhibits are filed as part of this Registration
Statement.

Exhibit
Number    Exhibit
------    -------

5.1       Opinion of Pepper Hamilton LLP

23.1      Consent of Ernst & Young LLP

23.2      Consent of Pepper Hamilton LLP (included in Exhibit 5.1 hereto)

24.1      Power of Attorney (included on signature page)

99.1      AmeriSource Health Corporation 2001 Stock Option Plan

99.2      AmeriSource Health Corporation 2001 Non-Employee Directors Stock
          Option Plan

Item 9.   Undertakings

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made pursuant to this Registration Statement, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in "Calculation of Registration Fee" table in the effective registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Valley Forge, Pennsylvania, on April 25, 2001.

                                 AMERISOURCE HEALTH CORPORATION



                                 By:  /s/ George L. James, III
                                    ------------------------------
                                      George L. James, III
                                      Vice President and Chief Financial Officer


                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints William D. Sprague his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

        Signature                              Title                               Date
/s/ R. David Yost              Chairman and Chief Executive Officer           April 25, 2001
-----------------              (Principal Executive Officer)
R. David Yost

/s/ George L. James, III       Vice President and Chief Financial Officer     April 25, 2001
------------------------       (Principal Financial Officer)
George L. James, III

/s/ Michael D. DiCandilo       Vice President and Controller                  April 25, 2001
------------------------       (Principal Accounting Officer)
Michael D. DiCandilo

/s/ Bruce C. Bruckmann                        Director                               April 25, 2001
----------------------
Bruce C. Bruckmann

/s/ Richard C. Gozon                          Director                               April 25, 2001
--------------------
Richard C. Gozon

/s/ Edward E. Hagenlocker                     Director                               April 25, 2001
-------------------------
Edward E. Hagenlocker

/s/ Lawrence C. Karlson                       Vice Chairman and Lead Director        April 25, 2001
-----------------------
Lawrence C. Karlson

/s/ George H. Strong                          Director                               April 25, 2001
--------------------
George H. Strong

/s/ J. Lawrence Wilson                        Director                               April 25, 2001
----------------------
J. Lawrence Wilson

/s/ Barton J. Winokur                         Director                               April 25, 2001
---------------------
Barton J. Winokur

                        AMERISOURCE HEALTH CORPORATION

                               INDEX TO EXHIBITS


Exhibit

Number  Document
------  --------

5.1   Opinion of Pepper Hamilton LLP

23.1  Consent of Ernst & Young LLP

99.1  AmeriSource Health Corporation 2001 Stock Option Plan

99.2  AmeriSource Health Corporation 2001 Non-Employee Directors Stock Option
      Plan